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LETTER OF TRANSMITTAL
FOR COMMON SHARES OF
BIG ROCK BREWERY LTD.

TO:

Valiant Trust Company

The undersigned hereby represents and warrants that the undersigned is the owner of the number of common shares of Big Rock Brewery Ltd. ("Common Shares") described below, which Common Shares are represented by the certificate(s) described below and delivered herewith, and the undersigned has good title to the Common Shares represented by the said certificate(s), free and clear of all liens, charges and encumbrances, and has full power and authority to herewith deposit such Common Shares.

Certificate Number	Number of Common Shares	Registered in the Name Of

The above-listed certificates are hereby surrendered in exchange for certificates representing trust units of Big Rock Brewery Income Trust ("Trust Units") on the basis of one Trust Unit for each Common Share.

The undersigned authorizes and directs Valiant Trust Company to issue the certificates for Trust Units to which the undersigned is entitled as indicated below and to mail such certificates to the address indicated below or, if no instructions are given, in the name and to the address if any, of the undersigned as the same appears on the Common Share register maintained by Big Rock Brewery Ltd.

Name (Please Print)
Address

City	Province/State	Postal Code/Zip Code
Telephone (Business Hours)	Social Insurance or Tax Identification Number

Dated:

Signature of Shareholder

(continues on reverse)

251102/1427/十一97

INSTRUCTIONS

1.

Use of Letter of Transmittal

(a)

Each shareholder holding certificate(s) of Big Rock Brewery Ltd. must send or deliver this Letter of Transmittal duly completed and signed together with the certificate(s) described herein to Valiant Trust Company (the "Trust Company") at the office listed below.

(b)

The method of delivery to the Trust Company is at the option and risk of the shareholder, but if mail is used, registered mail is recommended.

(c)

Certificate(s) registered in the name of the person by whom (or on whose behalf) the Letter of Transmittal is signed need not be endorsed or accompanied by any transfer power of attorney other than the one contained in the Letter of Transmittal.

(d)

Certificate(s) not registered in the name of the person by whom (or on whose behalf) the Letter of Transmittal is signed must be endorsed by the registered holder thereof or deposited together with a transfer power of attorney properly completed by the registered holder.  Such signature must be guaranteed by a bank, a trust company or a firm having membership in a recognized stock exchange who is a participant of a Medallion Imprint Program, or in some other manner satisfactory to the Trust Company.

(e)

Where the Letter of Transmittal is executed on behalf of a corporation, partnership or association, or by an agent, executor, administrator, trustee, guardian or any person acting in a representative capacity, the Letter of Transmittal must be accompanied by satisfactory evidence of the representative's authority to act.

(f)

Big Rock Brewery Income Trust reserves the right if it so elects in its absolute discretion to instruct the Trust Company to waive any defect or irregularity contained in any Letter of Transmittal received by it.

2.

Lost Certificates

If a certificate has been lost or destroyed, the Letter of Transmittal must be completed as fully as possible and forwarded to Valiant Trust Company together with a letter stating the loss.  Valiant Trust Company will contact you to advise of the replacement requirements.

3.

Miscellaneous

(a)

Additional copies of the Letter of Transmittal may be obtained from Valiant Trust Company at the offices listed below.

(b)

Any questions should be directed to Valiant Trust Company at (403) 233-2801.

4.

Offices of the Trust Company

By Hand, Courier or Mail

Calgary	Toronto	New York

Valiant Trust Company Stock Transfer Services 510, 550 – 6th Avenue S.W. Calgary, Alberta T2P 0S2 Telephone: (403) 233-2801 Fax: (403) 233-2847	Valiant Trust Company c/o Equity Transfer Services Inc. Suite 420, 120 Adelaide Street West Toronto, Ontario M5H 4C3 Telephone: (416) 361-0152 Fax: (416) 361-0470	Continental Stock Transfer and Trust Company 17 Battery Place New York, New York USA 10004 Attn: Thomas Jennings Telephone: (212) 509-4000 Fax: (212) 616-7610

E-mail: valiant@telusplanet.net